As filed with the Securities and Exchange Commission on May 6, 2021

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

EXPEDIA GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	20-2705720
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1111 Expedia Group Way W.

Seattle, WA 98119

(206) 481-7200

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Robert J. Dzielak, Esq.

Chief Legal Officer and Secretary

Expedia Group, Inc.

1111 Expedia Group Way W.

Seattle, WA 98119

(206) 481-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew J. Nussbaum

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

(212) 403-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share(3)	8,400,000	$173.10	$1,454,040,000.00	$158,635.76

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such indeterminable shares of common stock, par value $0.0001 per share (the “common stock”) as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.

(2)

Estimated solely for purposes of calculating the amount of the registration fee paid pursuant to Rule 457(g) under the Securities Act at the higher of the warrant exercise price and the price of shares of common stock as determined in accordance with Rule 457(c).

(3)

Represents 8,400,000 shares of common stock underlying warrants, each entitling the holder thereof to purchase one share of common stock at an exercise price of $72.00 per share, subject to the anti-dilution provisions of the warrants.

PROSPECTUS

EXPEDIA GROUP, INC.

8,400,000 Shares of Common Stock

This prospectus relates to the possible resale from time to time of up to 8,400,000 shares of common stock, $0.0001 par value per share (the “common stock”), of Expedia Group, Inc. (“Expedia Group,” “we,” “us” or the “Company”) issued or issuable upon the exercise of common stock purchase warrants (the “Warrants”) issued by us to the Selling Stockholders (as defined below).

The Purchasers (as defined below) acquired the Warrants on May 5, 2020, pursuant to an Investment Agreement (the “Apollo Investment Agreement”) with AP Fort Holdings, L.P., an affiliate of Apollo Global Management, Inc. (the “Apollo Purchaser”), and an Investment Agreement (the “Silver Lake Investment Agreement” and, together with the Apollo Investment Agreement, the “Investment Agreements”) with SLP Fort Aggregator II, L.P. and SLP V Fort Holdings II, L.P., affiliates of Silver Lake Group, L.L.C. (together, the “Silver Lake Purchasers” and, together with the Apollo Purchaser, collectively, the “Purchasers”). Pursuant to the Investment Agreements, we sold (1) to the Apollo Purchaser, pursuant to the Apollo Investment Agreement, 600,000 shares of our Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), and Warrants to purchase 4,200,000 shares of our common stock and (2) to the Silver Lake Purchasers, pursuant to the Silver Lake Investment Agreement, 600,000 shares of Series A Preferred Stock and Warrants to purchase 4,200,000 shares of our common stock, which Warrants were subsequently transferred to, and are currently held by, SLP V Fort Holdings I, L.P. As used in this prospectus, unless otherwise noted or the context otherwise requires, references to the “Selling Stockholders” refer to, collectively, the Purchasers, SLP V Fort Holdings I, L.P. and their respective pledgees, donees, transferees, distributees, assignees, beneficiaries or other successors-in-interest who may later hold a Selling Stockholder’s interests.

In connection with and concurrently with the effective time of the transactions contemplated by the Investment Agreements, the Company and the Purchasers entered into a Registration Rights Agreement, dated as of May 5, 2020 (the “Registration Rights Agreement”), pursuant to which the Selling Stockholders became entitled to certain registration rights in respect of common stock held by the Selling Stockholders, including common stock issued or issuable upon exercise of the Warrants. We are registering, pursuant to the Registration Rights Agreement, the common stock issued or issuable upon exercise of the Warrants, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the Selling Stockholders pursuant to this prospectus or at all.

We will not receive proceeds from the sale of the common stock by the Selling Stockholders. The Selling Stockholders may sell the common stock through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. We provide more information about how the Selling Stockholders may sell their shares of common stock in the section of this prospectus entitled “Plan of Distribution.”

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should carefully read this prospectus and any amendments or supplements and any related free writing prospectuses, together with the additional information described under the heading “Where You Can Find More Information,” before you invest.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “EXPE.” On May 5, 2021, the last reported sale price for our common stock on The NASDAQ Global Select Market was $170.92 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 9 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, in our subsequent periodic filings with the Securities and Exchange Commission incorporated by reference in this prospectus, in any related prospectus supplement or in any related free writing prospectuses that we have authorized for use in connection with a specific offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated May 6, 2021.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus, any accompanying supplement to this prospectus and any related free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than the registered securities to which they relate, nor does this prospectus, any accompanying supplement to this prospectus or any related free writing prospectus constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus is current only as of its date.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. Under this shelf process, the Selling Stockholders identified in this prospectus, or any other selling stockholder identified in supplements to this prospectus, may offer or sell shares of our common stock, as described in this prospectus, in one or more offerings from time to time.

This prospectus provides you with a general description of the common stock that the Selling Stockholders may offer. Each time our common stock is offered using this prospectus, to the extent necessary, a supplement to this prospectus will be provided that will contain specific information about the terms of that offering, the number of shares being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific terms related to the offering. We may also authorize one or more free writing prospectuses or prospectus supplements to be provided to you in connection with these offerings. Any related free writing prospectus or prospectus supplement may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any accompanying prospectus supplement or any related free writing prospectus and any such documents incorporated by reference.

You should only rely on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. Neither we nor the Selling Stockholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus or any applicable prospectus supplement or any related free writing prospectus is accurate as of any date other than the date on the cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

We urge you to read carefully this prospectus (as supplemented and amended) before deciding whether to purchase any of the shares of our common stock being offered.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, any related free writing prospectus and the documents incorporated by reference, including the sections entitled “Prospectus Summary” and “Risk Factors,” contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the views of our management regarding current expectations and projections about future events and are based on currently available information. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, but not limited to, those referred to in the section entitled “Risk Factors” and discussed in the documents incorporated by reference into this prospectus as well as those discussed elsewhere in this prospectus, any accompanying prospectus supplement or related free writing prospectus and the documents incorporated by reference herein and therein. COVID-19, and the volatile regional and global economic conditions stemming from it, and additional or unforeseen effects from the COVID-19 pandemic, could also give rise to or aggravate these risk factors, which in turn could materially adversely affect our business, financial condition, liquidity, results of operations (including revenues and profitability) and/or stock price. Further, COVID-19 may also affect our operating and financial results in a manner that is not presently known to us or that we currently do not consider to present significant risks to our operations. Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition and results of operations. Accordingly, readers should not place undue reliance on these forward-looking statements. The use of words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “goal,” “intends,” “likely,” “may,” “plans,” “potential,” “predicts,” “projected,” “seeks,” “should” and “will,” or the negative of these terms or other similar expressions, among others, generally identify forward-looking statements; however, these words are not the exclusive means of identifying such statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by law, we do not intend to, publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Please carefully review and consider the various disclosures made in this prospectus, any accompanying prospectus supplement or related free writing prospectus and the documents incorporated by reference herein and therein and in our other reports filed with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, prospects and results of operations.

Actual results and the timing and outcome of events may differ materially from those expressed or implied in the forward-looking statements for a variety of reasons, including, among others:

•	the COVID-19 pandemic which has had, and is expected to continue to have, a material adverse impact on the travel industry and our business;

•	an increasingly competitive global environment;

•	declines or disruptions in the travel industry;

•

constraints in our liquidity and may, whether due to the COVID-19 pandemic or other factors out of our control, cause us to be unable to access capital when necessary or desirable, either of which could harm our financial position;

•	our business depends on our relationships with travel suppliers and travel distribution partners;

•	risks related to our significant long-term indebtedness, including our failure to effectively operate our businesses due to restrictive covenants in the agreements governing our indebtedness;

•	changes in search engine algorithms and dynamics or other traffic-generating arrangements;

•	our failure to maintain and expand the value of our brands and the increased costs to maintaining and enhancing our brand awareness;

•	risks related to payments and fraud;

•

risks related to actions taken by our business partners and third party service providers, including failure to comply with our requirements or standards or the requirements or standards of governmental authorities, or any cessation of their operations;

•	risks relating to our operations in international markets, which will increase as our business expands globally;

•	risks related to our acquisitions, investments, divestitures or significant commercial arrangements;

•	our failure to retain or motivate key personnel or hire, retain and motivate qualified personnel, including senior management;

•	we may not achieve some or all of the expected benefits of our plans to increase our operational efficiencies and our restructuring efforts may adversely affect our business;

•	risks related to the failure of counterparties to perform on financial obligations;

•	risks related to foreign exchange rates;

•	our alternative accommodations business is subject to regulatory risks;

•	our failure to comply with current laws, rules and regulations, or changes to such laws, rules and regulations;

•	adverse application of existing tax laws, rules or regulations are subject to interpretation by taxing authorities;

•	changes to the taxation of international business activities, the adoption of other corporate tax reform policies, or changes in tax legislation or policies;

•	adverse outcomes in legal proceedings to which we are a party;

•	our failure to protect our intellectual property and proprietary information from copying or use by others, including potential competitors;

•	our failure to invest in and adapt to technological developments and industry trends;

•	interruption, security breaches and lack of redundancy in our information systems;

•

our failure to comply with governmental regulation and other legal obligations related to our processing, storage, use, disclosure and protection of personal information, payment card information and other consumer data;

•	our failure to comply with privacy regulations;

•	Barry Diller may be deemed to beneficially own shares representing approximately 29% of the outstanding voting power of the Company;

•	management and director conflicts of interest;

•	volatility in our stock price;

as well as other risks detailed in our public filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2020. Except as required by law, we undertake no obligation to update any forward-looking or other statements in this release, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our common stock. You should read the following summary together with the more detailed information regarding our company, the common stock being registered hereby, and our financial statements and notes thereto incorporated by reference in this prospectus.

Expedia Group, Inc.

Overview

Expedia Group, Inc. is an online travel company, and our mission is to power global travel for everyone, everywhere. We believe travel is a force for good. Travel is an essential human experience that strengthens connections, broadens horizons and bridges divides. We leverage our supply portfolio, platform and technology capabilities across an extensive portfolio of consumer brands, and provide solutions to our business partners, to empower travelers to efficiently research, plan, book and experience travel. We seek to grow our business through a dynamic portfolio of travel brands, including our majority-owned subsidiaries, that feature a broad multi-product supply portfolio—with approximately 3.0 million lodging properties available, including over 2 million online bookable alternative accommodations listings and approximately 880,000 hotels, over 500 airlines, packages, rental cars, cruises, insurance, as well as activities and experiences across 200 countries and territories. Travel suppliers distribute and market products via our desktop and mobile offerings, as well as through alternative distribution channels, our business partnerships and our call centers in order to reach our extensive global audience. In addition, our advertising and media businesses help other businesses, primarily travel providers, reach a large multi-platform audience of travelers around the globe.

Our portfolio of brands includes:

Retail: Our Retail segment provides a full range of travel and advertising services to our worldwide customers through a number of consumer brands that target a variety of customer segments and geographic regions with tailored offerings. Our portfolio of retail brands includes:

•	Brand Expedia, a leading full-service online travel brand with localized websites in over 40 countries covering 27 languages, offers a wide selection of travel products and services;

•	Hotels.com, a marketing lodging accommodations provider with 90 localized websites worldwide in 41 languages worldwide and market leading mobile apps on all major platforms;

•

Vrbo (previously HomeAway), operates an online marketplace for the alternative accommodations industry, the portfolio of which includes the vacation rental website Vrbo, which operates localized websites around the world, and HomeAway;

•	Orbitz, connects travelers to the world by providing the best planning tools and travel rewards just for going;

•	CheapTickets, gives customers more ways to save on their next trip with last minute deals and discounts, and event tickets to top concerts, theater, sporting events and more;

•	Travelocity, a pioneer in the online travel industry, and its famous Roaming Gnome encourage travelers in the United States and Canada to “Wander Wisely™”;

•	Ebookers, a leading online EMEA travel agent offering travelers an array of travel options across flights, accommodations, packages, car hire providers and destination activities;

•

Wotif Group, a leading Australian online travel agent, comprised of the Wotif.com, lastminute.com.au and travel.com.au brands in Australia, and Wotif.co.nz and lastminute.co.nz in New Zealand is the go-to for local travel and is committed to supporting the Australian tourism industry, destination marketing organizations and tourism operators to help attract tourists to their region;

•

Hotwire, offers a travel booking service that matches flexible, value-oriented travelers with suppliers who have excess seats, rooms and cars they offer at lower rates than retail. Hotwire’s Hot Rate® Hotels, Hot Rate® Cars and Hot Rate® Flights offer travelers an extra low price as the supplier name is not revealed until after the traveler books and pays;

•

CarRentals.com, an online car rental marketing and retail firm offers a diverse selection of car rentals direct to consumers. CarRentals.com is able to provide our customers choices across the globe and help our supply partners expand their marketing reach;

•

Expedia Cruises, North America’s leading cruise specialist, provides a full range of travel products through its network of independently owned retail travel franchises. With over 285 points of sale across North America and a team of over 5,400 professionally-trained vacation consultants, the franchise company has been recognized as a top seller with every major cruise line and is consistently ranked as a top-rated franchise organization year after year.

B2B. Our B2B segment encompasses our Expedia Business Services organization, which has two components:

•

Expedia Partner Solutions is the partner-focused arm of Expedia Group and partners with businesses in over 70 countries across a wide range of travel and non-travel verticals including corporate travel management, airlines, travel agents, online retailers and financial institutions, who market Expedia Group rates and availabilities to their travelers;

•

Egencia, our full-service travel management company, offers travel products and services to businesses and their corporate travelers. Egencia maintains a global presence in more than 60 countries across North America, Europe and Asia Pacific and provides, among other things, a global technology platform coupled with assistance from expert travel consultants, relevant supply targeted at business travelers, and consolidated reporting for its clients;

Trivago. Our trivago segment generates advertising revenue primarily from sending referrals to online travel companies and travel service providers by giving travelers access to price comparisons from hundreds of booking websites for over 5.0 million hotels and other accommodations, including over 3.8 million units of alternative accommodations, in over 190 countries. Officially launched in 2005, trivago is a leading global brand in hotel search and can be accessed worldwide via 54 localized websites and apps in 32 languages.

For information regarding the results of Expedia Group’s historical operations, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Expedia Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which is incorporated by reference into this prospectus.

Expedia Group’s shares of common stock are traded on the NASDAQ Global Select Market under the ticker symbol “EXPE.”

The address of Expedia Group’s principal executive offices is 1111 Expedia Group Way W., Seattle, WA 98119. Expedia Group’s telephone number is (206) 481-7200.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” beginning on page 9 of our annual report on Form 10-K for the period ended December 31, 2020, which is incorporated by reference herein, as well as the other information contained or incorporated by reference in this prospectus, any prospectus supplement hereto or any free writing prospectus before making a decision to invest in our securities.

USE OF PROCEEDS

We are registering the common stock issued or issuable upon exercise of the Warrants on behalf of the Selling Stockholders, to be offered and sold by the Selling Stockholders from time to time. We will not receive proceeds from the sale of the common stock by the Selling Stockholders.

We have agreed to pay all reasonable costs, expenses and fees relating to the registration of the common stock underlying the Warrants covered by this prospectus. These may include, without limitation, all registration and filing fees, fees and expenses of our counsel and accountants, and blue sky fees and expenses. Other than certain fees and disbursements of the Selling Stockholders’ counsel, the Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred for brokerage, accounting, tax or legal services or any other expenses incurred in disposing of the common stock covered hereby.

DESCRIPTION OF THE SECURITIES

The following description is not meant to be complete and is qualified by reference to Expedia Group’s amended and restated certificate of incorporation, Expedia Group’s amended and restated bylaws and the Delaware General Corporation Law, hereafter referred to as the “DGCL.” Copies of Expedia Group’s amended and restated certificate of incorporation and Expedia Group’s amended and restated bylaws are incorporated by reference herein. For more information on how you can obtain copies of these documents, see “Where You Can Find More Information” and “Information Incorporated By Reference.” We urge you to read Expedia Group’s amended and restated certificate of incorporation and Expedia Group’s amended and restated bylaws in their entirety.

Expedia Group Authorized Capital Stock

Expedia Group’s authorized capital stock consists of (1) 1,600,000,000 shares of common stock, par value $0.0001 per share, (2) 400,000,000 shares of Class B common stock, par value $0.0001 per share, and (3) 100,000,000 shares of preferred stock, par value of $0.001 per share, of which 1,200,000 shares have been designated the Series A Preferred Stock and were outstanding as of December 31, 2020. The outstanding shares of the Company’s common stock are fully paid and nonassessable.

Expedia Group Common Stock

In general, the holders of Expedia Group common stock vote together as a single class with the holders of Expedia Group Class B common stock on all matters, including the election of directors; provided, however, that the holders of Expedia Group common stock, voting as a single class, are entitled to elect twenty-five percent (25%) of the total number of directors, rounded up to the next whole number in the event of a fraction. Each outstanding share of Expedia Group common stock entitles the holder to one vote. Expedia Group’s amended and restated certificate of incorporation does not provide for cumulative voting in the election of directors. Subject to applicable law, the holders of Expedia Group common stock are entitled, share for share with the holders of the Expedia Group Class B common stock, to such dividends if, as and when may be declared from time to time by the Expedia Group board of directors, and, upon liquidation, dissolution or winding up, are entitled to receive, share for share with the holders of the Expedia Group Class B common stock, all assets available for distribution after payment of a proper amount to the holders of any series of preferred stock.

Expedia Group Class B Common Stock

In general, the holders of Expedia Group Class B common stock vote together as a single class with the holders of Expedia Group common stock on all matters, including the election of directors. The holders of Expedia Group Class B common stock are entitled to ten votes per share. Subject to any preferential rights of any outstanding series of Expedia Group preferred stock created by the Expedia Group board of directors from time to time and to applicable law, the holders of Expedia Group Class B common stock are entitled, share for share with the holders of the Expedia Group common stock, to such dividends if, as and when may be declared from time to time by the Expedia Group board of directors, and, upon liquidation, dissolution or winding up, are entitled to receive, share for share with the holders of the Expedia Group common stock, all assets available for distribution after payment of a proper amount to the holders of any series of preferred stock. Our Class B common stock is convertible to our common stock at the option of the holder at any time on a share for share basis.

Expedia Group Preferred Stock

Expedia Group has the authority to issue shares of preferred stock from time to time in one or more series. The Expedia Group board of directors, subject to the limitations prescribed by the DGCL and by Expedia Group’s amended and restated certificate of incorporation, has the authority, by resolution, to designate the powers, preferences, rights, qualifications, limitations and restrictions of preferred stock of Expedia Group. As of the date of this prospectus, 1,200,000 shares of preferred stock, designated Series A Preferred Stock, were outstanding.

Anti-Takeover Effects of Various Provisions of Delaware Law and Expedia Group’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Certain provisions of our amended and restated certificate of incorporation and the DGCL could make it more difficult to consummate an acquisition of control of us by means of a tender offer, a proxy fight, open market purchases or otherwise in a transaction not approved by our board of directors. The provisions described below may reduce our vulnerability to an unsolicited proposal for the restructuring or sale of all or substantially all of our assets or an unsolicited takeover attempt which is unfair to our stockholders. The summary of the provisions set forth below does not purport to be complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation, our amended and restated bylaws and the DGCL. Additionally, please also refer to “Risk Factors” beginning on page 9 of our annual report on Form 10-K for the period ended December 31, 2020, which is incorporated by reference herein, for information on other factors that could impact a change of control.

Business Combinations

Section 203 of the DGCL prohibits a Delaware corporation from engaging in a “business combination” with a stockholder who owns 15% or more of the corporation’s voting stock (which is referred to as an “interested stockholder”) for three years following the time that such stockholder became an interested stockholder unless (i) prior to the time such stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in such stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, such stockholder owns at least 85% of the voting stock outstanding at the time the transaction commenced (subject to certain exclusions), or (iii) at or subsequent to such time, the business combination is approved by the board of directors and by the affirmative vote (but not written consent) of at least 66 2/3% of the corporation’s outstanding voting stock that is not owned by the interested stockholder. A Delaware corporation may opt out of Section 203 of the DGCL in its certificate of incorporation or a stockholder approved bylaw. Because we have not opted out of Section 203 of the DGCL, we remain subject to such provision.

Board Vacancies

Our amended and restated bylaws provide that vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the vote of a majority of the remaining directors elected by the stockholders who vote on such directorship, though less than a quorum, or a majority of the voting power of shares of such stock issued and outstanding and entitled to vote on such directorship at a special meeting held for such purpose or by the written consent of a majority of the voting power of shares of such stock issued and outstanding. The directors so chosen shall hold office until the next annual election and until their respective successors are duly elected.

Special Meetings

Under the DGCL, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the amended and restated certificate of incorporation or amended and restated bylaws. Under our amended and restated certificate of incorporation, special meetings of stockholders may only be called by a majority of our board of directors or the Chairman of our board of directors.

Equal Treatment of Stockholders in Change of Control Transactions

Under our amended and restated certificate of incorporation, the Company may not enter into a change of control transaction involving at least 50% of the outstanding shares of our capital stock that provides for different consideration in respect of shares of our common stock and our Class B common stock, subject to limited exceptions, and no holder of certain shares of Expedia Group Class B common stock may participate in, or vote or tender in favor of, any such change of control transaction that provides for such differential consideration.

Limitations on Liability, Indemnification of Officers and Directors, and Insurance.

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors, and Expedia Group’s amended and restated certificate of incorporation includes such an exculpation provision. Expedia Group’s amended and restated certificate of incorporation and amended and restated bylaws include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of Expedia Group, or for serving at Expedia Group’s request as a director or officer or another position at another corporation or enterprise, as the case may be. Expedia Group ’s amended and restated certificate of incorporation and amended and restated bylaws also provide that Expedia Group must indemnify and advance reasonable expenses to its directors and officers, subject to an undertaking from the indemnified party as may be required under the DGCL. Expedia Group’s amended and restated bylaws expressly authorize Expedia Group to carry directors’ and officers’ insurance to protect Expedia Group, its directors, officers and certain employees for some liabilities.

The limitation of liability and indemnification provisions that are in Expedia Group’s amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against Expedia Group’s directors and officers, even though such an action, if successful, might otherwise benefit Expedia Group and its stockholders. However, these provisions will not limit or eliminate Expedia Group’s rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors under the federal securities laws.

Authorized but Unissued Shares

Expedia Group’s authorized but unissued shares of common stock, Class B common stock and preferred stock will be available for future issuance generally without your approval. Expedia Group may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of our common stock, Class B common stock and preferred stock could render more difficult or discourage an attempt to obtain control of Expedia Group by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent

The transfer agent for the shares of Expedia Group common stock is Computershare Trust Company, N.A.

SELLING STOCKHOLDERS

The following table, which was prepared based on information supplied to us by the Selling Stockholders, sets forth the name of each of the Selling Stockholders, the number of shares of common stock beneficially owned by each of the Selling Stockholders and the number of shares to be offered by each of the Selling Stockholders pursuant to this prospectus. The table also provides information regarding the beneficial ownership of our common stock by each of the Selling Stockholders as adjusted to reflect the assumed sale of all of the shares of common stock offered under this prospectus. The ownership percentage indicated in the following table is based on 141,447,156 total outstanding shares of common stock as of April 23, 2021.

The Purchasers acquired the Warrants on May 5, 2020, pursuant to the Investment Agreements, under which we sold (1) to the Apollo Purchaser, pursuant to the Apollo Investment Agreement, 600,000 shares of our Series A Preferred Stock and Warrants to purchase 4,200,000 shares of our common stock and (2) to the Silver Lake Purchasers, pursuant to the Silver Lake Investment Agreement, 600,000 shares of Series A Preferred Stock and Warrants to purchase 4,200,000 shares of our common stock, which Warrants were subsequently transferred to, and are currently held by, SLP V Fort Holdings I, L.P. The Warrants are exercisable until May 5, 2030. As of the date of this prospectus, the Silver Lake Purchasers have not exercised any of their Warrants.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we included outstanding shares of common stock subject to options, restricted stock or warrants held by that person that are currently exercisable or exercisable within 60 days of April 23, 2021. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

	Shares Beneficially Owned Prior to the Offering			Number of Shares Being Registered for Resale	Shares Beneficially Owned After the Offering
	Shares		Percentage		Shares(1)	Percentage
Name of Selling Stockholder
AP Fort Holdings, L.P. (2)(4)	4,200,000	(5)	2.97%	4,200,000	—	*
SLP V Fort Holdings I, L.P. (3)(4)	4,200,000	(6)	2.97%	4,200,000	—	*

*	Represents less than 1% of the total aggregate amount of shares of our common stock
(1)

Assumes the sale of all shares offered pursuant to this prospectus. The Selling Stockholders have not informed us, and we do not know, when or in what amounts the Selling Stockholders may offer for sale the shares of common stock pursuant to this prospectus. The Selling Stockholders may choose not to sell any of the shares offered by this prospectus. Because the Selling Stockholders may offer all, some or none of the shares of common stock that they own pursuant to this offering, and because there are currently no agreements, arrangements or undertakings with respect to the sale of any such shares, we cannot provide any information or estimates as to the number of shares of our common stock that the Selling Stockholders will hold after completion of this offering.

(2)

Includes 4,200,000 shares of common stock issuable upon exercise of Warrants held by AP Fort Holdings, L.P. The general partner of AP Fort Holdings, L.P. is AP Fort Advisors, LLC. The sole member of AP Fort Advisors, LLC is Apollo Hybrid Value Advisors. The general partner of Apollo Hybrid Value Advisors is Apollo Hybrid Value Capital Management, LLC. APH Holdings, L.P. is the sole member of Apollo Hybrid Value Capital Management, LLC and Apollo Principal Holdings III GP, Ltd. is the general partner of APH Holdings, L.P. Messrs. Joshua Harris, Marc Rowan, Scott Kleinman, and James Zelter are the managers, as well as executive officers and directors, of Apollo Principal Holdings III GP, Ltd.

(3)

Includes 4,200,000 shares of common stock issuable upon exercise of Warrants held by SLP V Fort Holdings I, L.P. SLP V Fort Holdings II, L.P. does not hold any Warrants or shares of common stock. The general partner of SLP V Fort Holdings I, L.P. is SLP V Fort GP I, L.L.C. The sole member of SLP V Fort GP I, L.L.C. is SLP Fort Aggregator II, L.P. The general partner of SLP Fort Aggregator II, L.P. is SLP V Aggregator GP, L.L.C. The managing member of SLP V Aggregator GP, L.L.C. is Silver Lake Technology Associates V, L.P. The general partner of Silver Lake Technology Associates V, L.P. is SLTA V (GP), L.L.C. The managing member of SLTA V (GP), L.L.C. is Silver Lake Group, L.L.C.

(4)	We have entered into certain agreements with the Purchasers that provide the Apollo Purchaser and the Silver Lake Purchasers the right to designate one member of our Board of Directors each.
(5)	On May 4, 2021, the Apollo Purchaser delivered a notice of exercise for the Warrants held by it and expects to receive 2,470,221 shares of common stock in respect thereof.
(6)

The Warrants may only be exercised, in whole or in part, by means of a cashless exercise in accordance with a formula set forth therein. As a result, the aggregate number of shares to be issued upon the exercise of the Warrants will be less than 4,200,000.

PLAN OF DISTRIBUTION

The Selling Stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades, including transactions in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both side of the trade;

•

purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the shares for whom they may act as agent;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	pledge of shares for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of shares;

•	one or more exchanges or over the counter market transactions;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales, or transactions to cover short sales relating to the shares;

•	through distribution by a Selling Stockholder to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);

•	in transactions through which broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	writing of options, whether the options are listed on an options exchange or otherwise;

•	distributions to creditors and equity holders of the Selling Stockholders;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	directly to one or more other purchasers;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

The Selling Stockholders may enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those sale, forward sale or derivative transactions, the third parties may sell securities covered by this prospectus, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in the common stock. The third parties also may use shares received under those sale, forward sale or derivative arrangements or shares pledged by the Selling Stockholders or borrowed from the Selling Stockholders or others to settle such third-party sales or to close out any related open borrowings of common stock. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in a supplement or a post-effective amendment to the registration statement of which this prospectus is a part as may be required.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act of 1933. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a Selling Stockholder. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933. In connection with sales of the shares of common stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also enter into option or other transactions with broker-dealers, who may then resell or otherwise transfer those shares. The Selling Stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

To the extent necessary, the specific terms of the offering of shares, including the specific number to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any underwriter, broker-dealer or agent, if any, and any applicable compensation in the form of discounts, concessions or commissions paid to underwriters or agents or paid or allowed to dealers will be set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part. The Selling Stockholders may, or may authorize underwriters, dealers and agents to, solicit offers from specified institutions to purchase shares from the Selling Stockholders at the public offering price listed in the applicable prospectus supplement. These sales may be made under “delayed delivery contracts” or other purchase contracts that provide for payment and delivery on a specified future date. Any contracts like this will be described in and be subject to the conditions set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 supplementing or amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest may be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 supplementing or amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus to the extent required by the Registration Rights Agreement.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. The Selling Stockholders who are “underwriters” under the Securities Act of 1933 must deliver this prospectus in the manner required by the Securities Act of 1933. This prospectus delivery requirement may be satisfied through the facilities of The NASDAQ Global Select Market in accordance with Rule 153 under the Securities Act of 1933 or satisfied in accordance with Rule 174 under the Securities Act of 1933.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement of which this prospectus forms a part.

We are required to pay all reasonable fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the Selling Stockholders and certain related persons against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933. In addition, we or the Selling Stockholder may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act of 1933. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the Selling Stockholder or their affiliates in the ordinary course of business.

The Selling Stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any Selling Stockholder. If we are notified by any Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under the shelf registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus has been passed upon for Expedia Group by Wachtell, Lipton, Rosen & Katz, New York, New York.

EXPERTS

The consolidated financial statements of Expedia Group, Inc. appearing in Expedia Group, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2020, and the effectiveness of Expedia Group, Inc.’s internal control over financial reporting as of December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede information included or previously incorporated by reference in this prospectus from the date we file the document containing such information. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Except to the extent furnished and not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by the SEC rules, we incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, from the date of this prospectus until the completion of the offering in the relevant prospectus supplement to which this prospectus relates or this offering is terminated.

The documents we incorporate by reference into this prospectus are:

1. Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 9, 2021.

2. The description of our common stock, $0.0001 par value per share, set forth under the caption “Description of Expedia Capital Stock after the Spin-Off” in the prospectus that constitutes part of our Registration Statement on Form S-4 (File No. 333-208025), initially filed with the SEC on November 16, 2015, including any amendments or reports filed for the purpose of updating such description.

3. Our Current Reports on Form 8-K filed with the SEC on January 12, 2021, February  16, 2021, February  17, 2021, February  19, 2021, February  26, 2021, March  3, 2021, and April 7, 2021.

This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about Expedia Group and our common stock.

Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address or by calling us at the telephone number listed below:

Investor Relations

1111 Expedia Group Way W.

Seattle, WA 98119

(206) 481-7200

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any applicable prospectus supplement or any related free writing prospectus is accurate as of any date other than the date on the front page of those documents.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet from the SEC’s website at www.sec.gov, or our website at www.expediagroup.com. The contents of our website are not incorporated by reference in or otherwise a part of this prospectus.

Common Stock

PROSPECTUS

May 6, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Registrant will pay all reasonable expenses incident to the registration of the shares other than any commissions and discounts of underwriters, dealers or agents. Such expenses are set forth in the following table. None of the below expenses shall be paid by the Selling Stockholders. All of the amounts shown are estimates except the SEC registration fee.

Amount to be Paid
SEC registration fee	$158,635.76
Printing fees	$2,000.00
Legal fees and expenses	$100,000.00
Accounting fees and expenses	$5,000.00
Total	$265,635.76

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant’s certificate of incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant’s bylaws provide mandatory indemnification to the fullest extent authorized by the Delaware General Corporation Law with respect to actions, suits, or proceedings that a person is party to, or threatened to be made a party to or otherwise involved in, by reason of the fact that he/she or a person of whom he/she is the legal representative is or was a director or officer of the Registrant, or by reason of the fact that he/she is or was a director or officer of the Registrant and serving in certain other capacities; provided that any such person has met the applicable standard of conduct set forth in the Delaware General Corporation Law described below and that, with certain exceptions relating to suits to enforce rights to indemnification, such persons will be indemnified with respect to actions or suits initiated by such persons only if such action was first approved by the board of directors. The Registrant’s bylaws include within this right to indemnification the right to be paid by the Registrant the expenses incurred in defending such a proceeding in advance of its final disposition; provided that, in certain circumstances, the person provides an undertaking to the Registrant to repay such expenses, if it is ultimately determined that such party was not entitled to indemnity by the Registrant. From time to time, the Registrant’s officers and directors may be provided with indemnification agreements that are consistent with or greater than the foregoing provisions. The Registrant has policies of directors’ and officers’ liability insurance which insure directors and officers against the costs of defense, settlement and/or payment of judgment under certain circumstances. The Registrant believes that these agreements and arrangements are necessary to attract and retain qualified persons as directors and officers.

The Registrant is incorporated in the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of certain other entities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided that with respect to proceedings by or in the right of a corporation to procure a judgment in its favor, (a) a corporation may only indemnify such a person against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action and (b) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery, or such other court, shall deem proper.

The underwriting, distribution or similar agreements filed or to be filed as exhibits to this registration statement may contain provisions regarding indemnification of Expedia Group’s directors and officers against certain liabilities under the Securities Act of 1933 and regarding contribution with respect to payments that the underwriters or agents or their controlling persons may be required to make in respect of those liabilities.

ITEM 16.	EXHIBITS

The following exhibits are included herein or incorporated herein by reference:

Incorporated by reference herein
Exhibit Number	Description	Form	Date	Exhibit Number

4.1*	Amended and Restated Certificate of Incorporation of Expedia Group, Inc., dated as of December 3, 2019	8-K	12/4/2019	3.1

4.2*	Amended and Restated By-Laws of Expedia Group, Inc. dated as of April 15, 2019	8-K	4/16/2019	3.1

5.1**	Opinion of Wachtell, Lipton, Rosen & Katz.

23.1**	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2**	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1 to this Registration Statement).

24.1**	Power of Attorney (contained in the signature page to this Registration Statement).

*	Incorporated by reference herein.
**	Filed herewith.

ITEM 17.	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, That: paragraphs (a)(l)(i), (a)(l)(ii) and (a)(l)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by such registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by such registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant hereby undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by such registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, Washington, on May 6, 2021.

Expedia Group, Inc.

By:	/s/ Robert J. Dzielak
Robert J. Dzielak Chief Legal Officer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Robert J. Dzielak as his or her true and lawful attorney in fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter M. Kern Peter M. Kern	Chief Executive Officer, Vice Chairman and Director (Principal Executive Officer)	May 6, 2021

/s/ Eric Hart Eric Hart	Chief Financial Officer (Principal Financial Officer)	May 6, 2021

/s/ Lance A. Soliday Lance A. Soliday	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	May 6, 2021

/s/ Barry Diller Barry Diller	Chairman of the Board, Senior Executive and Director	May 6, 2021

/s/ Samuel Altman Samuel Altman	Director	May 6, 2021

/s/ Beverly Anderson Beverly Anderson	Director	May 6, 2021

/s/ Susan C. Athey Susan C. Athey	Director	May 6, 2021

Signature	Title	Date

/s/ Chelsea Clinton Chelsea Clinton	Director	May 6, 2021

/s/ Jon T Gieselman Jon T Gieselman	Director	May 6, 2021

/s/ Craig A. Jacobson Craig A. Jacobson	Director	May 6, 2021

/s/ Dara Khosrowshahi Dara Khosrowshahi	Director	May 6, 2021

/s/ Greg Mondre Greg Mondre	Director	May 6, 2021

/s/ Patricia Menendez-Cambo Patricia Menendez-Cambo	Director	May 6, 2021

/s/ David Sambur David Sambur	Director	May 6, 2021

/s/ Alexander von Furstenberg Alexander von Furstenberg	Director	May 6, 2021

/s/ Julie Whalen Julie Whalen	Director	May 6, 2021